Exhibit 99.1

PRESS RELEASE

PIERIS PHARMACEUTICALS ANNOUNCES $5M MILESTONE FROM SEAGEN FOR INITIATION OF PHASE 1 TRIAL OF CD228 x 4-1BB BISPECIFIC MOLECULE (MABCALIN™) SGN-BB228 (PRS-346)

BOSTON, MA, January 10, 2023 - Pieris Pharmaceuticals, Inc. (Nasdaq: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for respiratory diseases, cancer, and other conditions, today announced that the Company has achieved a $5 million milestone from Seagen. The milestone is based on dosing the first patient in a Seagen-sponsored phase 1 study of SGN-BB228 (PRS-346), a novel bispecific antibody-Anticalin molecule (Mabcalin™) that is designed to provide a potent costimulatory bridge between tumor-specific T cells and CD228 expressing tumor cells.

The Seagen-sponsored (NCT05571839) open-label phase 1 study is evaluating the safety and tolerability of SGN-BB228 in patients with advanced melanoma and other solid tumors. Secondary endpoints in the study include pharmacokinetics and antitumor activity. This program is one of three ongoing immuno-oncology programs with Seagen and preclinical data were recently presented at the Society for Immunotherapy of Cancer’s (SITC) Annual Meeting in Boston. Pieris has an opt-in option to a U.S. co-promotion for one program in the collaboration.

“This is a very important milestone in our alliance with Seagen as it marks the first clinical start within that collaboration and furthers the progress of the 4-1BB platform in immuno-oncology,” said Stephen S. Yoder, President and CEO of Pieris. “We look forward to gathering valuable clinical insights from this study and to continue working with Seagen on two additional programs in the meantime.”

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company that combines leading protein engineering capabilities and deep understanding into molecular drivers of disease to develop medicines that drive local biology to produce superior clinical outcomes for patients. Our pipeline includes inhalable Anticalin proteins to treat respiratory diseases and locally-activated bispecifics for immuno-oncology. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by respiratory and immuno-oncology focused partnerships with leading pharmaceutical companies. For more information, visit www.pieris.com.

Forward-Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the potential for development programs such as PRS-346/SGN-BB228 to address our core focus areas such as immuno-oncology diseases; the advancement of our proprietary and co-development programs, including PRS-346/SGN-BB228, into and through the clinic and the expected timing for reporting data; making IND filings or achieving other milestones related to our and our partners’ programs, including PRS-346/SGN-BB228; the receipt of royalty and/or milestone payments provided for in our collaboration agreements; the therapeutic potential of our Anticalin platform; our continued progress in the areas of co-stim bispecifics and inhaled therapeutics; and the advancement and funding of our developmental programs generally. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, the amounts of anticipated funding actually received for our continued development programs and our actual reductions in spending as compared to anticipated cost reductions; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; competition in the industry in which we operate; delays or disruptions due to COVID-19 or geopolitical issues, including the conflict in Ukraine; and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the Securities and Exchange Commission available at www.sec.gov, including, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company's Quarterly Reports on Form 10-Q.

Investor Relations Contact:
Pieris Pharmaceuticals, Inc.
investors@pieris.com